Exhibit 99.1

ImmuCell

September 1. 2017

Michael Brigham

President

ImmuCell Corporation

56 Evergreen Dr.

Portland, ME 04103

Dear Michael,

Please consider this my resignation from our board of directors, effective immediately. I look forward to the opportunity to rejoin the board at a time that makes sense for our business and when our inside/outside director seats meet the required ratio.

Sincerely,

By: /s/ Bobbi Brockmann

Bobbi Brockmann

VP Sales & Marketing

ImmuCell Corporation

ImmuCell Corporation

56 Evergreen Drive • Portland, Maine 04103

Telephone (207) 878-2770 • Fax (207) 878-2117

www.ImmuCell.com